EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of FleetBoston Financial Corporation of our report dated January 21, 2003, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Progress Financial Corporation for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania

October 1, 2003